                                                             Exhibit 99.10(B)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-89797 of United Investors Advantage Gold Variable Account on Form N-4 of our report dated January 30, 2001 relating to the financial statements of United Investors Life Insurance Company, and our report dated April 25, 2001 relating to the financial statements of United Investors Advantage Gold Variable Account, both contained in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" also in such Statement of Additional Information.



 /s/ DELOITTE & TOUCHE LLP

Dallas, Texas
April 25, 2001

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                                                            Exhibit 99.10(B)



                              Accountants' Consent



The Board of Directors of
United Investors Life Insurance Company


We consent to the use of our report dated January 29, 1999, relating to the statements of operations, comprehensive income, shareholders' equity, and cash flows for United Investors Life Insurance Company for the year ended December 31, 1998, as contained in Post-Effective Amendment No. 2 to Form N-4 for United Investors Advantage Gold Variable Account. We also consent to the reference to our firm under the heading "Experts" in the Statement of Additional Information.



                                          /s/ KPMG LLP



Birmingham, Alabama
April 27, 2001